Exhibit 10.16

TRADEMARK LICENSE AGREEMENT

This Agreement made this 19 day of August, 2002, by and between Voila Bakeries, Inc., a New York corporation, having offices and a place of business at 65 Porter Avenue, Brooklyn, New York 11237 (hereinafter “Bakeries”) and Agrilink Foods, Inc., a New York corporation, having offices and a place of business at 90 Linden Place, Rochester, New York 14625 (Hereinafter “Agrilink”).

WITNESSETH

WHEREAS, Bakeries is the owner of the common law trademark of VOILA! For bakery products and the U.S. Trademark Registration No 1,281,798 for VOILA BAKERIES, INC., registered June 12, 1984, (hereinafter the “Trademark Registration”); and

WHEREAS, Agrilink has used and desires to use the trademark of VOILA! in connection with certain specific food products other than bakery products.

NOW, THEREFORE, in consideration of: (1) $50,000 fee, (2) reimbursement of Bakeries’ legal expenses related to this matter in an amount not greater than $6,000, (3) the premises and covenants herein contained and (4) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions

a) “Bakery Products’’ means all traditional bakery products, including bakery products that contain vegetables and or meat.

b) “Trademark” means VOILA! and any other words or devices confusingly similar thereto.

c) “Agrilink Application” means U.S. Trademark Application, Serial No. 75/401,271, filed December 8, 1997.

d) “Agrilink Products” means all products containing both meat and vegetable items sold together as a meal under one UPC code.

2. Grant of Rights

a) “Agrilink” shall have the perpetual, paid-up exclusive right to use the Trademark on all retail Agrilink Products other than Bakery Products.

b) “Bakeries” shall continue to have the exclusive right to use the trademarks for all products other than Agrilink Products.

3.     The scope of this Agreement is the United States, its territories and possessions.

4.     All rights granted under this Agreement are irrevocable and fully paid and shall be in effect for as long as both parties continue to use the Trademark. In the event that either party abandons the Trademark as such term is defined in the Trademark Act, then all of that party’s rights as recognized hereunder shall vest in the other party and the abandoning party agrees to execute such documents as may be requested by the other party to accomplish such vesting.

5.     Agrilink agrees to maintain the quality of products it sells under the Trademark at or above the level of similar products presently sold by Agrilink under the Trademark. Agrilink will provide Bakeries with samples of products sold under the Trademark or packaging therefore upon request. Agrilink further agrees to only use the Trademark in accordance with good trademark practice and will not take actions that would diminish the value of the Trademark.

6.     Agrilink may assign its rights and obligations under this Agreement to an affiliated company or as part of the sale of the portion of the business of Agrilink to which the Trademark pertains, so long as the purchaser is willing to agree to be bound by the terms of this Agreement.

7.     At such time as the trademark is registered for products sold by Agrilink, Agrilink may use the registration symbol in association with the mark. Agrilink shall not be required to identify Bakeries in connection with any use of the Trademark.

8.     Agrilink will amend the Agrilink Application to allege use of the mark in commerce and at such time that the amendment is accepted, Agrilink will assign the Agrilink Application and Agrilink’s goodwill associated with the Trademark to Bakeries. Agrilink shall prosecute the Agrilink Application to registration at its discretion and at its expense.

9.     Agrilink shall have the right to sue for infringement of the Trademark on Agrilink Products in its own name. Agrilink may settle any action or claim made with regard to specific infringement on its rights under this license, at its sole discretion and shall retain all proceeds including damages and royalties past and future. Bakeries agrees to cooperate with Agrilink in any such suit, including allowing itself to be named as a party and providing such assistance to Agrilink as Agrilink may request. Bakeries’ cooperation is conditioned upon Agrilink agreeing to advance or reimburse Bakeries for all expenses in connection with rendering such assistance including, but not limited to, legal expense. In the event that Agrilink becomes aware of any infringement as to which it does not have the right to sue in its own name, it shall advise Bakeries of the infringement and Bakeries shall have thirty (30) days to agree with Agrilink as to the prosecution of the infringement, whether by civil action or otherwise, and if Bakeries and Agrilink are unable to agree then Agrilink shall have the right to sue for infringement in its own name as set forth previously in this paragraph.

10.     Agrilink shall not challenge or contest Bakeries’ right to the Trademark in any form, except upon abandonment as described above. Agrilink shall not challenge or contest any application for registration of the Trademark by Bakeries with respect to products other than the Agrilink Products.

11.     If Agrilink breaches any of its material obligations under this Agreement, then Bakeries may terminate this Agreement upon sixty (60) days prior written notice, provided that Agrilink shall not have remedied its breach within such sixty (60) day period.

12.     This Agreement is made and entered into by the parties in the State of New York. This Agreement shall be interpreted according to the laws of the State of New York, except as to those portions that are governed solely by federal law, in which case such laws shall govern.

13.     Agrilink acknowledges that the Trademark and all rights therein and goodwill pertaining thereto belong to Bakeries, that all rights resulting from Agrilink’s use of the Trademark shall inure to the benefit of Bakeries. Bakeries warrants that it is the owner of the Trademark and that to the best of Bakeries knowledge this Agreement and the rights granted herein do not violate any other parties’ rights or interests.

14.     This Agreement contains the entire Agreement between the parties relating to the subject matter hereof, and all prior    proposals, discussions or writings are superseded hereby. This Agreement may not be modified, except in a writing signed by the parties.

15.     This Agreement creates no agency relationship between the parties hereto and nothing contained herein shall be construed as to place the parties in the relationship of partners or joint venturers. Neither party shall have the power to obligate or bind the other party in any manner whatsoever. However, Agrilink shall be considered a related company for the sole purpose of establishing Trademark rights in Bakeries based on Agrilink’s use thereof.

16.     Upon termination of this Agreement for any reason, or transfer of rights in the Trademark hereunder to Bakeries or to Agrilink, the party no longer using the mark may dispose of any products covered by this Agreement which are on hand or in process at the time of termination and for three months thereafter.

17.     All notices and statements to be given hereunder shall be given or made at the respective addresses of the parties as set forth below, unless notification of a change of address is given in writing.

To: Voila Bakeries Inc.                     To: Agrilink Foods, Inc.
65 Porter Avenue                      90 Linden Place
Brooklyn, NY 11237                      Rochester, NY 14625
Attn: William Solomon                  Attn: Ben Frega

18.     Agrilink may assign its rights and obligations hereunder to its wholly owned subsidiaries or affiliates including, but not limited to, Linden Oaks Corporation, a Delaware corporation.

19.     Each of the parties hereby agrees to indemnify the other party and undertakes to defend the other party against and hold the other party harmless from any claims, suits, loss or damage sustained by the other party on account of any action of the party under this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as follows:

AGRILINK FOODS, INC

By: /s/ Ben Frega
Ben Frega, V.P.

VOILA! BAKERIES, INC. By: /s/ William J. Solomon William J. Solomon, President

By: /s/ William J. Solomon
William J. Solomon, President

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